                                                                    Exhibit 10.2

                         FIRST AMENDMENT TO OFFICE LEASE

      THIS FIRST AMENDMENT TO OFFICE LEASE ("Amendment") is entered into as of April 27, 2000 ("Effective Date") by and between MOSTEN MANAGEMENT COMPANY, INC., a Delaware corporation ("Landlord") and DIGITAS LLC, a Delaware limited liability company (formerly known as Bronnercom, LLC) ("Tenant").

                                    RECITALS

      This Amendment is based upon the following facts, understandings and intentions of the parties:

      A. Landlord and Tenant (then operating under the name "Bronnercom, LLC") entered into that certain Office Lease dated September 20, 1999 (the "Existing Lease").

      B. Landlord and Tenant now desire to amend the Existing Lease, as more particularly described in the terms and conditions hereinafter set forth.

      C. The Existing Lease, as modified by this Amendment, shall hereinafter be referred to as the "Lease".

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the same meanings utilized in the Existing Lease, provided, however, that to the extent any capitalized term is defined in this Amendment differently from the definition given in the Existing Lease, the definition utilized in this Amendment shall be controlling.

      2. Amendment to Lease. This Amendment shall constitute an amendment to the Existing Lease effective as of the Effective Date. Except as specifically modified by this Amendment, all of the terms and conditions of the Existing Lease shall remain in full force and effect.

      3. Basic Lease Information. Effective upon the Effective Date, the Basic Lease Information for the Existing Lease shall be deleted in its entirety, and in its place there shall be inserted the Basic Lease Information attached to this Amendment as Exhibit A (the Revised Basic Lease Information").

      4. Premises. Effective upon the Effective Date, Exhibit B to the Existing Lease shall be deleted in its entirety, and in its place there shall be inserted Exhibit B to this Amendment; all references in the Existing Lease to the "Premises" shall be deemed to refer to the Premises as defined in the Revised Basic Lease Information.

      5. Term Commencement. Effective upon the Effective Date, the following subparagraph (a) shall be added to Paragraph 2 of the Existing Lease:

            (a) The term of this Lease with respect to the Second Expansion Premises shall commence on the date Landlord delivers the Second Expansion Premises to Tenant and shall otherwise be co-terminous with the term of this Lease with respect to the Initial Premises. However, Base Rent shall not commence to be due and payable for the Second Expansion Premises until the date that is thirty (30) days after the date on which Landlord delivers the Second Expansion Premises to Tenant. The term of this Lease with respect to the Third Expansion Premises shall commence on the date Landlord delivers the Third Expansion Premises to Tenant and shall otherwise be co-terminous with the term of this Lease with respect to the Initial Premises. However, Base Rent shall not commence to be due and payable for the Third Expansion Premises until the date that is thirty
      (30) days after the date on which Landlord delivers the Third Expansion Premises to Tenant. Tenant acknowledges that the 8th Floor Premises are currently occupied and Landlord's ability to deliver the 8th Floor Premises to Tenant is expressly conditioned on the existing tenant(s) vacating the 8 Floor Premises. If Landlord, for any reason whatsoever, cannot deliver possession of either the Second Expansion Premises or the Third Expansion Premises to Tenant, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, (i) if Landlord cannot deliver possession of the Second Expansion Premises to Tenant by June 1, 2000, then rental for the Second Expansion Premises shall be waived by one day for each day elapsing between June 1, 2000 and the time when Landlord can deliver possession of the Second Expansion Premises to Tenant; (ii) if Landlord cannot deliver possession of the Third Expansion Premises to Tenant by November 1, 2000, then rental for the Third Expansion Premises shall be waived by one day for each day elapsing between November 1,

      2000 and the time when Landlord can deliver possession of the Third Expansion Premises to Tenant; and (iii) if Landlord cannot deliver possession of the Second Expansion Premises to Tenant by March 1, 2001, then Tenant may elect to terminate this Lease only as to the entire 8th Floor Premises (as that term is defined in the Revised Basic Lease Information) by giving written notice of such election to Landlord on or before April 1, 2001 (the "8th Floor Termination Notice"). If Tenant gives the 8th Floor Termination Notice to Landlord in accordance with this Paragraph 2(a), this Lease shall terminate only as to the entire 8th Floor Premises effective as of the fifteenth (15th) day after Landlord's receipt of the 8th Floor Termination Notice; provided, however, that if Landlord delivers possession of the Second Expansion Premises to Tenant on or before the date that is ten (10) days after Landlord's receipt of the 8th Floor Termination Notice (the "Final Delivery Date"), then the 8th Floor Termination Notice shall automatically become void and be of no force or effect whatsoever, and this Lease shall remain in full force and effect as to the entire Premises (including but not limited to the 8th Floor Premises); provided further, that if Landlord does so deliver possession of the Second Expansion Premises to Tenant on or before the Final Delivery Date, but has not delivered possession of the Third Expansion Premises to Tenant on or before the Final Delivery Date, then this Lease shall terminate only as to the Third Expansion Premises effective as of the fifteenth (15th) day after Landlord's receipt of the 8th Floor Termination Notice. If Tenant fails to give Landlord the 8th Floor Termination Notice on or before April 1, 2001, then Tenant shall have no further right to terminate this Lease as to the 8th Floor Premises under this Paragraph 2(a). No delay in delivery of possession shall (A) operate to extend the term hereof, or (B) affect any dates which may be set forth in the Basic Lease Information on which Base Rent is to increase. If this Lease terminates as to the entire 8th Floor Premises pursuant to Tenant's 8th Floor Termination Notice in accordance with the provisions of this Paragraph 2(a), then that certain First Amendment to Office Lease entered into by and between Landlord and Tenant, dated as of April __, 2000 (the "First Amendment"), shall cease to be of any force or effect whatsoever as of the effective date of the termination of this Lease as to the entire 8th Floor Premises, and neither Landlord nor Tenant shall have any further obligations under the First Amendment. More specifically, by way of example only but not by way of limitation, if this Lease so terminates as to the entire 8th Floor Premises, Landlord shall return to Tenant that portion of the increased Security Deposit that Tenant was required to deposit with Landlord pursuant to the provisions of Paragraph 8 of the First Amendment.

      6. Tenant Improvements for Expansion Premises. The parties acknowledge and agree that Exhibit C to the Existing Lease shall not apply to this Amendment. Instead, Landlord shall only be required to make those improvements to the Expansion Premises described in Exhibit C to this Amendment, in accordance with the terms set forth in Exhibit C to this Amendment.

      7. Escalation Rent. The parties acknowledge and agree that since the Initial Premises, the Expansion Premises, and the 8th Floor Premises all may have different Base Years, Landlord shall make separate determinations of the Base Operating Expenses, Base Property Taxes, and Escalation Rent for the Initial Premises, the Expansion Premises, and the 8th Floor Premises, and that the Escalation Rent for any of the individual areas comprising Premises may not be proportional to the Escalation Rent for the other individual areas comprising the Premises.

      8. Security Deposit. Subject to the provisions of this Paragraph 8, within one (1) business day after the Effective Date, Tenant shall increase the Security Deposit by the amount of $368,066, for a total Security Deposit of $964,101, by either delivering to Landlord a new letter of credit in the same form as the existing letter of credit used for the Security Deposit in the amount of $368,066, or by delivering to Landlord a new letter of credit in the same form as the existing letter of credit used for the Security Deposit in the amount of $964,101, in which latter event, Landlord shall return to Tenant the existing letter of credit held by Landlord as the Security Deposit. The parties acknowledge and agree that if Tenant elects to comply with the provisions of this Section 8 by providing a new letter of credit to Landlord in the amount of $368,066, that letter of credit may be issued by Fleet National Bank of Pennsylvania. In addition, if at any time prior to the third (3rd) anniversary of the Commencement Date the Bronnercom Credit Agreement described in Paragraph 5(a) of the Existing Lease is terminated or replaced, then (a) Tenant shall give Landlord reasonable advance written notice of such termination or replacement, and (b) Landlord shall have the right to designate such other reasonable criteria as shall be acceptable to Landlord (such as the requirements and ratios set forth in a replacement credit facility agreement) for the reduction and/or elimination of the Security Deposit as provided in Paragraph 5(a) of the Existing Lease.

      9. Asbestos Containing Material. Paragraph 12(g) of the Existing Lease is hereby deleted in its entirety, and in its place there shall be inserted the following:

            Tenant acknowledges that Landlord has informed Tenant that there was asbestos-containing fire proofing, floor tile, insulation and/or taping compound ("ACM") on the 8th, 19th, 20th, and 21st Floors of the Building, and that Landlord has caused all such ACM on the 8th, 19th, 20th, and 21st Floors of the Building to be removed or, with respect to ACM which is not reasonably accessible, encapsulated such ACM. Tenant shall be responsible for ensuring that all individuals entering the Premises to perform maintenance, repairs, alterations or renovations, who were not engaged by Landlord, and who may encounter the encapsulated ACM, will be apprised of the presence of such ACM.

      10. Signage. The second sentence of Paragraph 48 of the Existing Lease is hereby deleted in its entirety, and in its place there shall be inserted the following:

            In addition, Tenant may have special identification signage in the lobbies of the 8th, 19 and 20th floors of the Building with Landlord's consent, which consent will not be unreasonably withheld.

      11. Effectiveness of Lease. Except as specifically amended by this Amendment, the provisions of the Existing Lease shall remain unmodified and in full force and effect.

      12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13. Ratification. Landlord and Tenant hereby ratify and confirm all of the provisions of the Existing Lease as modified by this Amendment.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


TENANT:                                           LANDLORD:

DIGITAS LLC, a Delaware                           MOSTEN MANAGEMENT COMPANY,
limited liability company                         a Delaware corporation
(formerly known as
Bronnercom, LLC)


By: __________________________                    By: __________________________

Its: _________________________                    Its: _________________________

                                    EXHIBIT A

                               475 SANSOME STREET
                            San Francisco, California

                                  OFFICE LEASE

                             BASIC LEASE INFORMATION

             Date:      as of September 20, 1999

             Landlord:  MOSTEN MANAGEMENT COMPANY, INC.,
                        a Delaware corporation

             Tenant:    DIGITAS LLC,
                        a Delaware limited liability company
                        (formerly known as Bronnercom, LLC)

                                                                 Lease Reference
                                                                 ---------------

Premises:               The entire 20th floor of the Building     Paragraph 1(b)
                        (the "Initial Premises"); the entire
                        19th floor of the Building (the
                        "Expansion Premises"); Suite 860,
                        located on the 8th floor of the
                        Building (the "Second Expansion
                        Premises"); and Suite 850, located on
                        the 8th floor of the Building (the
                        "Third Expansion Premises"), all as
                        indicated in Exhibit B to this Lease.
                        The Second Expansion Premises and the
                        Third Expansion Premises shall
                        hereinafter from time to time be
                        collectively called the "8th Floor
                        Premises". The Initial Premises, the
                        Expansion Premises, and the 8th Floor
                        Premises shall all hereinafter from
                        time to time be collectively called
                        the "Premises".

Base Year:              For the Initial Premises: 2000            Paragraph 1(c)

                        For the Expansion Premises: 2002

                        For the 8th Floor Premises: 2000


                                    EXHIBIT A

Rentable Area of
Premises:               Initial Premises: approximately           Paragraph 1(h)
                        21,287 square feet of Rentable Area
                        (rsf).

                        Expansion Premises: approximately
                        21,319 rsf.

                        Second Expansion Premises:
                        approximately 9,325 rsf.

                        Third Expansion Premises:
                        approximately 759 rsf.

Rentable Area of        348,414 rsf.                              Paragraph 1(h)
Building:

Tenant's
Percentage Share:       Initial Premises: 6.11%                   Paragraph 1(j)

                        Expansion Premises: 6.12%

                        Second Expansion Premises: 2.68%

                        Third Expansion Premises: 0.22%

Term Commencement:      Initial Premises: February 1, 2000        Paragraph 2

                        Expansion Premises: The date on which
                        Landlord delivers the Expansion
                        Premises to Tenant pursuant to
                        Paragraph 2.

                        Second Expansion Premises: the date
                        on which Landlord delivers the Second
                        Expansion Premises to Tenant pursuant
                        to Paragraph 2(a).

                        Third Expansion Premises: the date on
                        which Landlord delivers the Third
                        Expansion Premises to Tenant pursuant
                        to Paragraph 2(a).

Term Expiration:        January 31, 2010                          Paragraph 2


                                    EXHIBIT A

Base Rent:              Initial Premises:                         Paragraph 3

                             February 1, 2000, through
                             January 31, 2005: $74,504.50 per
                             month ($42.00 per rsf per year).

                             February 1, 2005, through Term
                             Expiration date: $83,374.08 per
                             month ($47.00 per rsf per year).

                        Expansion Premises:

                             August 1, 2002, through January
                             31, 2005: $74,616.50 per month
                             ($42.00 per rsf per year).

                             February 1, 2005, through Term
                             Expiration date: $83,499.42 per
                             month ($47.00 per rsf per year).

                        Second Expansion Premises:

                             June 1, 2000, through January
                             31, 2005: $48,179.17 per month
                             ($62.00 per rsf per year).

                             February 1, 2005, through Term
                             Expiration date: $51,287.50 per
                             month ($66.00 per rsf per year).

                        Third Expansion Premises:

                             December 1, 2000, through
                             January 31, 2005: $3,921.50 per
                             month ($62.00 per rsf per year).

                             February 1, 2005, through Term
                             Expiration date: $4,174.50 per
                             month ($66.00 per rsf per year).

Security Deposit:       $964,101 letter of credit in a form       Paragraphs 5
                        reasonably acceptable to Landlord,        and 47(d)
                        plus any Additional Security Deposit
                        under Paragraph 47(d)


                                    EXHIBIT A

Prepayment of           First month's installment of Base
Rent:                   Rent for the Initial Premises

Tenant's Address        Digitas LLC                               Paragraph 8
for Notices:            The Prudential Tower
                        800 Boylston Street
                        Boston, MA 02199
                        Attention: Chief Financial Officer

with a copy to:         Jordan, Keeler & Seligman
                        One Embarcadero Center, Suite 1200
                        San Francisco, CA 94111-3617
                        Attention: Conrad D. Breece

Landlord's Address      Mosten Management Company, Inc.           Paragraph 8
for Notices:            475 Sansome Street
                        San Francisco, CA 94111
                        Attention: Building Manager

with a copy to:         Cassidy, Shimko & Dawson
                        20 California Street
                        Suite 500
                        San Francisco, CA 94111
                        Attention: Paul M. Kawakami

Landlord's Broker:      Cushman & Wakefield                       Paragraph 9
                        One Maritime Plaza, Suite 900
                        San Francisco, CA 94111
                        Attention: Zachary Siegel

Cooperating             Cushman & Wakefield                       Paragraph 9
Broker:                 One Maritime Plaza, Suite 900
                        San Francisco, CA 94111
                        Attention: Suzanne Ganser

Extension Option:       One, 5-year Option Period                 Paragraph 45


   Exhibits:

        Exhibit A -    Legal Description
        Exhibit B -    Floor Plan
        Exhibit C -    Work Letter
        Exhibit D -    Rules and Regulations
        Exhibit E -    Form of Estoppel


                                    EXHIBIT A

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.


TENANT:                                      LANDLORD:

DIGITAS LLC, a Delaware                      MOSTEN MANAGEMENT COMPANY,
limited liability company                    INC., a Delaware corporation
(formerly known as
Bronnercom, LLC)


By: __________________________               By: __________________________

Its: _________________________               Its: _________________________

Dated: April __, 2000                        Dated: April __, 2000


                                    EXHIBIT A

                                    EXHIBIT B

                             FLOOR PLAN OF PREMISES


                                    EXHIBIT B

                                    EXHIBIT C

                                   WORK LETTER

      THIS WORK LETTER, dated April 27, 2000, is entered into by and between MOSTEN MANAGEMENT COMPANY, INC., a Delaware corporation ("Landlord") and DIGITAS LLC, a Delaware limited liability company (formerly known as Bronnercom, LLC) ("Tenant"). On or about the date hereof, Landlord and Tenant entered into that certain First Amendment to Office Lease ("Amendment") for certain premises (the "Premises") comprised of the Second Expansion Premises situated at Suite 860 on the 8th floor, and the Third Expansion Premises situated at Suite 850 on the 8th floor, of that certain building, the street address of which is 475 Sansome Street, San Francisco, California (the "Building"). The Amendment amends that certain Office Lease dated September 20, 1999, made by and between Landlord and Tenant and for certain Premises situated on the 19th and 20th floor of the Building (the "Existing Lease"). The Existing Lease, as amended by the Amendment, shall hereafter be called the "Lease". This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Premises. All defined terms used herein shall have the meaning set forth in the lease, unless otherwise defined in this Work Letter.

      1. Tenant's Work. Tenant acknowledges that it is leasing the Premises in their "as is" condition, and Landlord shall have no obligation to make any improvements or to perform any work in the Premises. Tenant shall be responsible for performing all work required to prepare the Premises for Tenant's occupancy pursuant to the Lease and as otherwise may be required to comply with applicable law. The work which is to be performed by Tenant pursuant to this Work Letter is hereinafter referred to as "Tenant's Work". All of Tenant's Work shall be performed in a first-class manner at Tenant's sole cost and expense, subject to the Initial Premises Improvements Contribution and Expansion Premises Improvement Contribution described below. The parties acknowledge and agree that Tenant's Work constitutes all of the work required to enable Tenant to occupy, and operate its business in, the Premises.

      2. Cost of Tenant's Work.

            2.1. Second Expansion Premises. Landlord shall bear


                                    EXHIBIT C
and pay the cost of Tenant's Work at the Second Expansion Premises (which cost shall include, without limitation, the costs of construction, costs of permits and permit expediting, a construction management fee to the Albert Group equal to the product obtained by multiplying the rentable area of the Second Expansion Premises by Fifty Cents ($0.50) per square foot, and all architectural and engineering services obtained by Tenant in connection with Tenant's Work at the Second Expansion Premises) up to and including an amount equal to the product obtained by multiplying the rentable area of the Second Expansion Premises by $10.00 per square foot (the "Second Expansion Premises Improvement Contribution"), but not exceeding the actual cost of Tenant's Work performed at the Second Expansion Premises, and Tenant shall be responsible for the cost of the Tenant's Work in excess of the Second Expansion Premises Improvement Contribution. Upon the completion of Tenant's Work at the Second Expansion Premises, Tenant shall submit to Landlord a written notice indicating that Tenant has finished the construction and performance of Tenant's Work at the Second Expansion Premises, which notice shall be accompanied by all of the following (collectively, "Tenant's Second Expansion Premises Completion Notice"): (i) copies of paid invoices and lien waivers from Tenant's contractor and all primary subcontractors, showing that full payment has been received for the performance of Tenant's Work at the Second Expansion Premises; (ii) certification from Tenant's architect that all of Tenant's Work at the Second Expansion Premises has been completed in accordance with the plans and specifications therefor approved by Landlord and all local governmental and quasi-governmental authorities with jurisdiction; (iii) evidence reasonably satisfactory to Landlord that all legal requirements for Tenant's occupancy of the Second Expansion Premises have been satisfied; and (iv) any other information required by Paragraph 7.2 below. Landlord shall pay the Second Expansion Premises Improvement Contribution to Tenant within thirty (30) days after the date of Landlord's receipt of Tenant's Second Expansion Premises Completion Notice (including all of the material specified above). In no event shall the Second Expansion Improvement Contribution be applicable to any of Tenant's trade fixtures, equipment, inventory, cabling, moving expenses, furniture, promotional materials or related expenses. Tenant shall not be entitled to a credit for any unused portion of the Second Expansion Improvement Contribution in the form of rent abatement or otherwise.

            2.2. Third Expansion Premises. Landlord shall bear and pay the cost of Tenant's Work at the Third Expansion Premises


                                    EXHIBIT C

(which cost shall include, without limitation, the costs of construction, costs of permits and permit expediting, a construction management fee to the Albert Group equal to the product obtained by multiplying the rentable area of the Third Expansion Premises by Fifty Cents ($0.50) per square foot, and all architectural and engineering services obtained by Tenant in connection with Tenant's Work at the Third Expansion Premises) up to and including an amount equal to the product obtained by multiplying the rentable area of the Third Expansion Premises by $10.00 per square foot (the "Third Expansion Premises Improvement Contribution"), but not exceeding the actual cost of Tenant's Work performed at the Third Expansion Premises, and Tenant shall be responsible for the cost of Tenant's Work performed at the Third Expansion Premises in excess of the Third Expansion Premises Improvement Contribution. Upon the completion of Tenant's Work at the Third Expansion Premises, Tenant shall submit to Landlord a written notice indicating that Tenant has finished the construction and performance of Tenant's Work at the Third Expansion Premises, which notice shall be accompanied by all of the following (collectively, "Tenant's Third Expansion Premises Completion Notice"): (i) copies of paid invoices and lien waivers from Tenant's contractor and all primary subcontractors, showing that full payment has been received for the performance of Tenant's Work at the Third Expansion Premises; (ii) certification from Tenant's architect that all of Tenant's Work at the Third Expansion Premises has been completed in accordance with the plans and specifications therefor approved by Landlord and all local governmental and quasi-governmental authorities with jurisdiction; (iii) evidence reasonably satisfactory to Landlord that all legal requirements for Tenant's occupancy of the Third Expansion Premises have been satisfied; and (iv) any other information required by Paragraph 7.2 below. Landlord shall pay the Third Expansion Premises Improvement Contribution to Tenant within thirty (30) days after the date of Landlord's receipt of Tenant's Third Expansion Premises Completion Notice (including all of the material specified above). In no event shall the Third Expansion Premises Improvement Contribution be applicable to any of Tenant's trade fixtures, equipment, inventory, cabling, moving expenses, furniture, promotional materials or related expenses. Tenant shall not be entitled to a credit for any unused portion of the Third Expansion Premises Improvement Contribution in the form of rent abatement or otherwise.

      3. Performance of Tenant's Work. Tenant shall adopt a construction schedule for Tenant's Work and shall perform Tenant's Work in such a way as not to hinder or delay Landlord's


                                    EXHIBIT C
operations in the Building. Any costs incurred by Landlord as a result of any interference with Landlord's operations by Tenant or its contractors shall be paid by Tenant to Landlord upon demand. Tenant's contractor and all primary subcontractors shall be subject to Landlord's prior written approval, not to be unreasonably withheld or delayed, and to the administrative supervision of the Landlord. Tenant shall utilize and retain the Albert Group to manage the performance of Tenant's Work. Tenant's Work shall comply with all of the following requirements:

            (a) Tenant's Work shall not proceed until Landlord has approved in writing, which approval shall not be unreasonably withheld, the following: (i) Tenant's contractors, (ii) the amount and coverage of public liability and property damage insurance carried by Tenant's contractors, and (iii) complete and detailed plans and specifications for Tenant's Work.

            (b) Tenant's Work shall be performed in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and with the Final Plans (as defined below). In any event, all Tenant's Work shall comply with all applicable laws, codes and ordinances of any governmental entity having jurisdiction over the Building. Landlord shall have no responsibility for Tenant's failure to comply with such applicable laws.

            (c) Tenant or its contractors shall employ union labor to the extent necessary to insure, so far as may be possible, the progress of the Tenant Improvements and other work by Landlord in the Building without interruption on account of strikes or work stoppages.

            (d) Tenant or its contractors shall arrange for necessary utility and hoisting service with Landlord and shall pay such reasonable costs for such services as may be charged by Landlord. There shall be no charge for Tenant's use of the freight elevator during the performance of Tenant's Work.

            (e) Tenant shall promptly pay Landlord upon demand for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of inadequate cleanup by Tenant or its contractors.

      4. Approval of Plans for Tenant's Work.

            4.1. Architect. Tenant shall select an architect reasonably acceptable to Landlord ("Architect") for the design and preparation of plans for Tenant's Work. Tenant shall retain


                                    EXHIBIT C

Architect's administrative services throughout the performance of Tenant's Work.

            4.2. Submittal of Plans.

                  4.2.1. Preliminary Plans. Tenant shall cause Architect to prepare preliminary plans (the "Preliminary Plans") for Tenant's Work to be performed at the Premises. Tenant shall cause Architect to deliver the Preliminary Plans for Tenant's Work at the 8th Floor Premises to Landlord on or before ______________. Within 5 days after Landlord's receipt of the Preliminary Plans, Landlord shall either approve or disapprove the Preliminary Plans, which approval shall not be unreasonably withheld. Failure of Landlord to approve or disapprove the Preliminary Plans within such 5-day period shall be deemed to constitute Landlord's approval of the Preliminary Plans. If Landlord disapproves the Preliminary Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Tenant shall submit to Landlord revised Preliminary Plans within 5 business days after Tenant's receipt of Landlord's disapproval notice. Following Landlord's receipt of the revised Preliminary Plans from Tenant, Landlord shall have the right to review and approve the revised Preliminary Plans pursuant to this Paragraph 4.2.1. Landlord shall give Tenant written notice of its approval or disapproval of the revised Preliminary Plans within 5 days after the date of Landlord's receipt thereof. Failure of Landlord to approve or disapprove the Preliminary Plans within such 5-day period shall be deemed to constitute Landlord's approval of the revised Preliminary Plans. If Landlord disapproves the revised Preliminary Plans, then Landlord and Tenant shall continue to follow the procedures set forth in this Paragraph 4.2.1 until Landlord and Tenant approve the Preliminary Plans in accordance with this Paragraph 4.2.1.

                  4.2.2. Final Plans. Within 5 days after the approval by Landlord and Tenant of the applicable Preliminary Plans, Tenant shall cause Architect to commence preparing complete plans, specifications and working drawings which incorporate and are consistent with the approved Preliminary Plans, and which show in detail the intended design, construction and finishing of all portions of Tenant's Work described in the Preliminary Plans (collectively, the "Final Plans"). Tenant shall cause Architect to deliver the Final Plans to Landlord, for Landlord's review and approval, within 10 days after the approval by Landlord and Tenant of the applicable Preliminary Plans. Within 5 days after Landlord's receipt of the Final Plans, Landlord shall either approve or disapprove the


                                    EXHIBIT C

Final Plans, which approval shall not unreasonably withheld. Landlord's failure to approve or disapprove the Final Plans within such 5-day period shall be deemed to constitute Landlord's approval of the Final Plans. If Landlord disapproves the Final Plans, then Landlord shall state in reasonable detail the changes which Landlord requires to be made thereto. Tenant shall submit to Landlord revised Final Plans within 5 business days after Tenant's receipt of Landlord's disapproval notice. Following Landlord's receipt of the revised Final Plans from Tenant, Landlord shall have the right to review and approve the revised Final Plans pursuant to this Paragraph 4.2.2. Landlord shall give Tenant written notice of its approval or disapproval of the revised Final Plans within 5 days after the date of Landlord's receipt thereof. Landlord's failure to approve or disapprove the Final Plans within such 5-day period shall be deemed to constitute Landlord's approval of the revised Final Plans. If Landlord disapproves the revised Final Plans, then Landlord and Tenant shall continue to follow the procedures set forth in this Paragraph 4.2.2 until Landlord and Tenant reasonably approve such Final Plans in accordance with this Paragraph 4.2.2.

      5. Notice of Nonresponsiblity. Prior to the commencement of Tenant's Work at the Second Expansion Premises or the Third Expansion Premises, as applicable, at the Second Expansion Premises, and prior to the commencement of Tenant's Work at the Third Expansion Premises, Landlord shall have the right to post in a conspicuous location on the Premises, as well as to record with the City and County of San Francisco, Notices of Nonresponsiblity.

      6. Commencement and Performance of Tenant's Work.

            6.1. Date of Commencement. Tenant shall commence Tenant's Work not later than thirty (30) days after the date of Landlord's approval of Tenant's Final Plans. Tenant shall diligently proceed with Tenant's Work, and shall complete Tenant's Work in strict accordance with this Agreement and Lease.

            6.2. Coordination of Tenant's Work. Tenant's contractors shall perform Tenant's Work in a manner and at times that do not interfere with the ongoing business operations in the Building. Tenant and its contractors shall not do anything that would tend to jeopardize the labor relations of others in the Building. Any delays in the completion of Tenant's Work, and any damage to any work caused by Tenant's contractors, shall be at Tenant's cost and expense.


                                    EXHIBIT C

            6.3. Landlord's Right to Perform Tenant's Work. Landlord shall have the right to perform, on behalf of and for the account of Tenant, any of Tenant's Work that Landlord determines should be performed for the best interests of the Building, including, without limitation, work that pertains to structural components or the general utility systems of the Building. If Landlord so performs any work on behalf of Tenant, Tenant shall pay Landlord the entire cost thereof. Tenant shall pay fifty percent (50%) of the anticipated cost of such work prior to commencement, and shall pay the balance upon completion thereof.

            6.4. Staging Areas. Storage of Tenant's contractor's construction materials, tools, and equipment shall be confined within the portion of the Premises at which Tenant's Work is being performed, and in any other areas designated for such purposes by Landlord. If such materials, tools and equipment are assigned space or spaces outside the Premises, they shall be moved to such other space as Landlord may direct from time to time in order to avoid interference or delays with other work or the ongoing business operations in the Building. In no event shall any materials or debris be stored in the malls or common corridors. Tenant's contractors shall not run pipes or conduits over or through any other tenant's space, or the common areas of the Building, except as directed by Landlord.

            6.5. Supervision of Contractors. Tenant's contractors shall perform all work under the supervision of Landlord's representatives, and shall be responsible for all items of work necessary to coordinate fully Tenant's Work with the overall structure of the Premises and the Building. In this regard, Tenant expressly acknowledges that other construction work may be in progress at the Building and that conflicts between Tenant's Work and such other work shall be subject to final resolution by Landlord's representatives. Tenant shall be fully responsible for, and shall indemnify, defend and protect Landlord with respect to, the operations and activities of Tenant's general contractor and all subcontractors employed by such general contractor, and all other individuals or contractors employed by Tenant in the completion of Tenant's Work. All such contractors and/or individuals shall repair any damage which they may cause to any work in the Premises or the Building.

            6.6. Changes to Tenant's Work. Tenant shall obtain Landlord's written approval prior to performing any work that deviates from the applicable Final Plans, as previously approved by Landlord, or making any modifications whatsoever to


                                    EXHIBIT C

Landlord's building shell and/or utilities or other work not explicitly shown on the applicable Final Plans, as previously approved by Landlord.

      7. Completion of Tenant's Work.

            7.1. As-Built Plans. Upon completion of Tenant's Work, Tenant shall submit to Landlord two (2) complete sets of record plans (one (1) of which shall be reproducible) and specifications describing all portions of Tenant's Work.

            7.2. Certificate of Acceptance. Upon the completion of Tenant's Work, Landlord shall inspect the Premises and, if the condition of the Premises is acceptable, shall issue a certificate of acceptance of the Premises. The issuance of the certificate shall be contingent upon all of the following:

                  (1) The satisfactory completion of Tenant's Work in accordance with the applicable Final Plans, as approved by Landlord, and the recording of the Notice of Completion by Tenant.

                  (2) Tenant's providing Landlord with waivers of liens and sworn statements from all persons that they have been compensated in full.

                  (3) Tenant's submittal to Landlord of a detailed breakdown of Tenant's final and total construction costs, together with evidence showing payment thereof, satisfactory to Landlord.

                  (4) Tenant's submittal to Landlord of warranties for not less than one (1) year (or extended warranties, where required by Landlord) against defects in workmanship, materials and equipment, in form and substance satisfactory to Landlord.

                  (5) Tenant's submittal to Landlord of all evidence reasonably available showing compliance with all laws, orders, codes, rules and regulations applicable to the Premises and Tenant's Work.

                  (6) Tenant's submittal of record plans and specifications for all portions of Tenant's Work.


                                    EXHIBIT C

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter on the respective dates set forth below.


TENANT:                                         LANDLORD:

DIGITAS LLC, a Delaware                         MOSTEN MANAGEMENT COMPANY, INC.,
limited liability company                       a Delaware corporation
(formerly known as
Bronnercom, LLC)


By: __________________________                  By: __________________________

Its: _________________________                  Its: _________________________

Dated: April __, 2000                           Dated: April __, 2000


                                    EXHIBIT C
                                   Page 9 of 9